EXHIBIT 4.1
                                  -----------

                         SECURITIES PURCHASE AGREEMENT


      SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 24, 1997, by and among Altair International, Inc., an Ontario corporation, with headquarters located at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      B. The Company has authorized the issue of 5% Convertible Subordinated Debentures due December 29, 2001 (the "Debentures"), substantially in the form attached hereto as Exhibit A, which shall be convertible into shares of the Company's Common Shares, no par value (the "Common Stock") (as converted, the "Conversion Shares"), and the issue of warrants (the "Warrants"), substantially in the form attached hereto as Exhibit B, to purchase shares of Common Stock (the "Warrant Shares");

      C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, initially an aggregate of $5,000,000 principal amount of Debentures (the "Initial Debentures") and Warrants to purchase an aggregate of 75,000 shares of Common Stock (the "Initial Warrants") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers;

      D. Subject to the terms and conditions set forth in this Agreement, the Company has the right to cause the Buyers to purchase (i) up to $5,000,0000 aggregate principal amount of Debentures (pro rata based on the principal amount of Initial Debentures each Buyer purchased in relation to the aggregate principal amount of Initial Debentures) (the "Put Debentures") (the Initial Debentures and the Put Debentures are collectively referred to in this Agreement as the "Debentures") and (ii) Warrants to purchase up to an aggregate number of shares of Common Stock equal to the product of 75,000 and a fraction, the numerator of which is the aggregate principal amount of all Put Debentures and the denominator of which is $5,000,000 (pro rata based on the number of Put
Debentures each Buyer purchased in relation to the total number of Put Debentures) (the "Put Warrants") (the Initial Warrants and the Put Warrants are collectively referred to in this Agreement as the "Warrants");

      E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights

Exhibit 4.1

Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

      1.    PURCHASE AND SALE OF DEBENTURES AND WARRANTS.
            ---------------------------------------------

            a. Purchase of Debentures and Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company $5,000,000 aggregate principal amount of Initial Debentures and the Initial Warrants, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "Initial Closing"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections l(c), 1(d), 6(b) and 7(b), the Company may require that each Buyer purchase (i) that principal amount of
Put Debentures equal to such Buyer's pro rata portion of up to $5,000,000 aggregate principal amount of Put Debentures (based on the principal amount of Initial Debentures each Buyer purchased in relation to the aggregate principal amount of Initial Debentures purchased by all of the Buyers) and (ii) Put Warrants to purchase up to an aggregate of 75,000 shares of Common Stock equal to such Buyer's pro rata portion of Put Warrants (based on the number of Put Debentures each Buyer purchased in relation to the total number of Put Debentures purchased by all of the Buyers), the total number of Put Warrants to be equal to the product of 75,000 and a fraction, the numerator of which is the aggregate principal amount of all Put Debentures and the denominator of which is $5,000,000 (the "Put Closing"). The Initial Closing and the Put Closing collectively are referred to in this Agreement as the "Closings." The purchase price (the "Purchase Price") for each Debenture at each of the Closings shall be 100% of face value.

            b. The Initial Closing Date. The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m. Central Time, within two (2) business days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10021, or at such other location as is mutually agreed to by the Company and the Buyers.

            c. The Put Closing Date. The date and time of the Put Closing (the "Put Closing Date") shall be 10:00 a.m. Central Time, on the date specified in the Company's Put Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to the Put Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in Section 1(d), or such later date as is mutually


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


Exhibit 4.1

agreed to by the Company and the Buyers. Subject to the requirements of Sections 6(b) and 7(b) and satisfaction of the Put Notice Conditions (as defined in Section l(d)), the Company on only one occasion may require each Buyer to purchase Put Debentures and Put Warrants by delivering written notice to each of the Buyers (a "Put Notice") at least 30 days but not more than 45 days (the "Put Notice Date") prior to the Put Closing Date set forth in the Company's Put Notice; provided, however, that such Put Closing Date may not be less than 240 days after the Initial Closing Date or more than 300 days after the Initial Closing Date (the "Put Notice Period"). The Company's Put Notice shall set forth
(i) each Buyer's pro rata portion (based on the principal amount of Initial Debentures each Buyer purchased in relation to the aggregate principal of Initial Debentures purchased by the Buyers) of the aggregate principal amount of Put Debentures, which aggregate principal amount shall not exceed $5,000,000, and pro rata portion (based on the number of Initial Warrants each Buyer purchased in relation to the total number of Initial Warrants purchased by the Buyers) of the total number of Put Warrants which the Company is requiring each Buyer to purchase at the Put Closing and (ii) the date selected by the Company for the Put Closing Date. The Put Closing shall occur on the Put Closing Date at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10021, or at such other location as is mutually agreed to by the Company and the Buyers. The Initial Closing Date and the Put Closing Date collectively are referred to in this Agreement as the "Closing Dates."

            d. The Put Notice Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to deliver a Put Notice and require the Buyers to purchase the Put Debentures and Put Warrants unless, in addition to the satisfaction of the requirements of Sections 6(b) and 7(b), all of the following conditions (the "Put Notice Conditions") are satisfied: (i) during the period beginning 60 days prior to the Put Closing Date and ending on and including the Put Closing Date, the Registration Statement (as defined in the Registration Rights Agreement) shall have at all times been effective; (ii) during the period beginning 90 days prior to the Put Closing Date and ending on and including the Put Closing Date, the Common Stock has not been delisted or suspended from trading on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable; (iii) no event constituting a Major Business Event (as defined below), including an agreement to consummate a Major Business Event, shall have occurred during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date; and (iv) on each day during the period beginning 60 days prior to the Put Closing Date and ending on the day prior to the Put Closing Date, the fair market value of the Common Stock is not less than $75,000,000; for purposes of this clause (iv), "fair market value of the Common Stock" shall mean the closing price per share of Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, on the date of valuation multiplied by the total number of shares of Common Stock then issued and outstanding. For purposes of this Section 1(d) "Major Business Event" means (w) the consolidation, merger or other business combination of the Company with another entity (other than pursuant to a migratory merger effected solely for the purpose of changing the Company's jurisdiction of incorporation or a merger between the Company and any


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


Exhibit 4.1

wholly-owned subsidiary of the Company, (x) the sale or transfer of all or substantially all of the Company's assets, (y) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock or (z) the failure for any reason, during any period of two consecutive calendar years, of individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) to constitute a majority of the directors of the Company then in office.

            e. Form of Payment. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Debentures and Warrants to be issued and sold to such Buyer at the respective Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer certificates (in the denominations such Buyer shall request) representing such principal amount of Debentures and such number of Warrants which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.
            ---------------------------------------

            Each Buyer represents and warrants with respect to only itself that:

            a. Investment Purpose. Such Buyer (i) is acquiring the Debentures and the Warrants, (ii) upon conversion of the Debentures, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares then issuable (the Debentures, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b.  Accredited   Investor  Status.  Such  Buyer  is  an  "accredited
investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

            c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to

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


Exhibit 4.1

determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

            d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer, including all SEC Documents (as defined below). Such Buyer has received from the Company the Private Placement Memorandum which contains certain risk factors relating to the Company, and such Buyer has reviewed the risk factors set forth therein. Such Buyer and its advisors, if any, have been afforded the opportunity to review materials and to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. No Government Review. Such Buyer understands that no United States federal or state authority or agency or any other governmental authority or agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as the term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.


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


Exhibit 4.1

            g. Legends. Such Buyer understands that the certificates or other instruments representing the Debentures and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANY STATE SECURITIES LAWS OR ANY OTHER SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RECEIPT OF ALL NECESSARY STATE AND FOREIGN APPROVALS OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO ALTAIR INTERNATIONAL INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped if, unless otherwise required by state securities laws, (i) such Security is registered for sale under the 1933 Act and all necessary state and foreign approvals are obtained, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell all Securities, including those Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement with respect to which the Buyer has been notified (and the Buyer has not received any notice to the contrary) is effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

            h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable in accordance with their terms, subject as to enforceability to


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


Exhibit 4.1

general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the. enforcement of applicable creditors rights and remedies.

            i. Residency. Such Buyer is a resident of that country specified in the Schedule of Buyers.

            j. Trading Restrictions. During the period of thirty days prior to the Closing Date, such Buyer and its affiliates have not, directly or indirectly, entered into any short position or similar hedge of the Common Stock and have not used shares of Common Stock to cover any such short position or similar hedge.

            k. No Material Misstatement. None of the representations or warranties of the Buyers contained herein is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
            ----------------------------------------------

            The Company represents and warrants to each of the Buyers that:

            a. Organization and Qualification. The Company and each of its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdictions in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their respective businesses as now being conducted. The Company and each of its subsidiaries are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.

            b.  Authorization;  Enforcement;  Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement (including the Irrevocable Transfer Agent Instructions, as defined in Section 5), the Registration Rights Agreement, the Debentures, and the Warrants (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Debentures, the issuance of the Conversion Shares upon conversion thereof, the issuance of the Warrants and the issuance of the


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


Exhibit 4.1

Warrant Shares upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of unlimited shares of Common Stock, of which 15,492,749 shares are issued and outstanding and 1,435,500 shares are reserved and available for issuance pursuant to the Company's stock option and purchase plans, and no shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or were issued in violation of the 1933 Act or applicable state, provincial or municipal securities laws. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) and (iv) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem or purchase a security of the Company or any of its subsidiaries. Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities pursuant to this Agreement, the Debentures or the Warrants. The Company has furnished to the Buyers true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.


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


Exhibit 4.1

            d. Issuance of Securities. The Debentures are duly authorized for issuance and sale to the Buyers by the Company pursuant hereto. Sufficient shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f)) have been duly authorized and reserved for issuance upon conversion of the Debentures. Upon issuance in accordance with the terms and conditions of this Agreement and the Debentures, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock. The Warrants are duly authorized for issuance and sale to the Buyers by the Company pursuant hereto. Sufficient shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f)) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the terms and conditions of this Agreement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock. To the best knowledge of the Company, assuming the accuracy of the representations of the Buyers set forth in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation or the By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except to the extent that matters within clauses (ii) and (iii) immediately above would not have a Material Adverse
Effect. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under (i) the Articles of Incorporation or the By-laws or their organizational charter or by-laws, respectively, or (ii) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule, regulation, by-law or directive applicable to the Company or its subsidiaries, except to the extent that such violation or default would not have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule, regulation, by-law or directive of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or

Exhibit 4.1

make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, in the foreseeable future.

            f. SEC Documents; Financial Statements. Since March 13, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to each Buyer or its respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the best knowledge of the Company, no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Exhibit 4.1

            g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since December 31, 1996 there has been no Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

            h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries that could have a Material Adverse Effect. Schedule 3(h) contains a complete list of any pending or threatened proceeding (known to the Company) against or affecting the Company or any of its subsidiaries, without regard to whether it would have a Material Adverse Effect.

            i. Acknowledgment Regarding Buyers' Purchase of Debentures and Warrants. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. No Undisclosed Liabilities. As of the date of the most recent balance sheet provided in Section 3(f), the Company had no material liabilities, except for liabilities which are reflected or reserved for on such balance sheet in accordance with generally accepted accounting principles or which are specifically disclosed in the SEC Reports. Since the date of the most recent balance sheet, the Company has operated in the ordinary course of business, consistent with past practices, and has not incurred or become subject to, or agreed to incur or become subject to, any material liability, except in the ordinary course of business, consistent with past practice.

            k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or

Exhibit 4.1

indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that relations with their employees are good. Each of the Company an its subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder. None of the following events has occurred or is reasonably expected to occur that when taken together with all other such events could reasonably be expected to result in a Material Adverse Effect: (i) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan (as defined below)) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 302 of ERISA (a "Plan"); (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its subsidiaries from any Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan"); (vi) the receipt by the Company or any of its subsidiaries from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(vii) the receipt by the Company or any of its subsidiaries of any notice concerning the imposition of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA or of a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Company or any of its subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Company or such subsidiary would be liable for the payment of an excise tax.

Exhibit 4.1


            n. Intellectual Property Rights. To the knowledge of the Company, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights to conduct their respective businesses as now conducted, except to the extent that the failure to possess such rights or licenses would not have a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of any trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or any of its subsidiaries regarding any trademarks, trade names, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except for such facts and circumstances which would not have a Material Adverse Effect.

            o. Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable foreign, provincial, municipal, federal, state and local laws and regulations relating to the protection of human health and safety or emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes, as defined under such applicable laws ("Environmental Laws"), (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval, except to the extent that the matters within clauses (x), (y) or (z) above would not have a Material Adverse Effect.

            (ii) There is no substance designated a "hazardous substance" by any Environmental Law, including asbestos, petroleum, urea formaldehyde insulation and petroleum by-products ("Hazardous Substance") present at any of the real property currently owned or leased by the Company or any of its subsidiaries, except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect; and with respect to such real property, there has not occurred (x) any release or, to the knowledge of the Company, any threatened release of a Hazardous Substance or (y) any discharge or, to the knowledge of the Company, threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local, provincial, municipal or foreign laws, rules or regulations concerning water pollution.

Exhibit 4.1

            (iii) None of the Company or any of its subsidiaries has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation or arrangement would give rise to liability pursuant to any Environmental Law other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.

            (iv) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or urea formaldehyde insulation at any of the real property currently owned or leased by the Company or any of its subsidiaries in violation of any Environmental Law.

            p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, except to the extent that the failure to have good and marketable title would not have a Material Adverse Effect, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            r. Regulatory Permits. Except as set forth on Schedule 3(e), the Company and its subsidiaries possess all certificates, authorizations, approvals, licenses, easements, rights-of-way, orders and permits ("Permits") issued by the appropriate federal, state, provincial, municipal or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations and permits would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

            s. Compliance With Law. Except as set forth on Schedule 3(s), each of the Company and its subsidiaries has complied with, has not received any notice of violation of, and has no knowledge of any facts which with or without notice could reasonably be expected to constitute a violation of, any laws,

Exhibit 4.1

ordinances,   rules,  regulations,   by-laws,   directives,   orders,  judgment,
injunctions, awards or decrees of any governmental entity applicable to the Company and its subsidiaries and their properties, except for any violation or failure so to comply which could not reasonably be expected to have a Material Adverse Effect.

            t. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

            v. Tax Status. Except as set forth on Schedule 3(v), the Company and each of its subsidiaries has made or filed all federal, state, provincial and municipal income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Debentures and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares upon conversion of the Debentures and to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants (subject to the terms and conditions thereof), as the case may be, are absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

Exhibit 4.1

            x. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            y. No Material Misstatement. None of the representations or warranties of the Company contained herein and none of the information contained in the Schedules hereto furnished by the Company is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.

      4.    COVENANTS.
            ----------

            a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States and under applicable securities laws of the applicable provinces and municipalities of Canada, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Each Buyer shall provide all information reasonably requested by the Company in order to comply with its obligations under this Section 4(b).

            c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which
(A) the Investors shall have sold all of the Conversion Shares and all of the Warrant Shares and (B) none of the Debentures and Warrants is outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures and the Warrants for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

            e. Financial Information. The Company agrees to send the following to Angelo, Gordon & Co., in its capacity as agent for the Investors (as that

Exhibit 4.1

term is defined in the Registration  Rights Agreement),  during the Registration
Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

            g. Right of First Refusal. So long as an aggregate of at least ten percent (10%) of the Debentures issued at the Closings remains outstanding, but subject to the exceptions described below, the Company shall not enter into a binding agreement or otherwise agree with any party for or otherwise issue securities in connection with any debt financing with an equity component, any equity financing at a fixed discount in excess of 10% of the Market Value (as defined below) of such securities, or any sale or issuance of convertible preferred stock ("Future Offerings") during the period beginning on the Initial Closing Date and ending on and including the date which is 365 days after the Initial Closing Date, unless it shall have first delivered to Angelo, Gordon & Co. written notice (the "Future Offering Notice") describing the proposed Future Offering, including the terms and conditions thereof, and providing Angelo, Gordon & Co. a non-assignable option to purchase up to the Maximum Amount (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering on the same terms and conditions set forth in the Future Offering Notice (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitation"). For purposes of this Section 4(g), "Market Value" shall mean the average of the closing prices on the Alberta Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market, as selected by the Company, for the Common Stock for the ten consecutive trading days immediately preceding (i) if the Company selects the Alberta Stock Exchange as the basis for the calculation of the Market Value, the date of the Company's filing with the Alberta Stock Exchange of a notice of the proposed transaction or the trading date immediately preceding the date of such notice, whichever date is selected by the Alberta Stock Exchange, or (ii) if the Company selects the Nasdaq SmallCap Market or the Nasdaq National Market as the basis for calculation of the Market Value, the date of the Future Offering Notice (or, if the Company is not required to send a Future Offering Notice, the date on which the Company enters into an agreement to sell securities in the Future Offering to the purchasers thereof); provided, however, that the Company shall not select the Alberta Stock Exchange as the basis for the calculation of the Market Value unless the Company is required to do so by rule or regulation of the Alberta Stock Exchange. For purposes of this Section 4(g), "Maximum Amount" shall mean the aggregate amount invested by Angelo, Gordon & Co. and its affiliates

Exhibit 4.1

in the Company pursuant to this Agreement. Angelo, Gordon & Co. can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten (10) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that it will purchase, up to the Maximum Amount. In the event Angelo, Gordon & Co. purchases less than all of the securities available in the Future Offering within the periods described in this
Section 4(g), the Company shall have sixty (60) days thereafter to sell the securities of the Future Offering respecting which the rights of Angelo, Gordon & Co. were not exercised upon terms and conditions (as set forth in the applicable transaction documents) no more favorable to the purchasers thereof than the terms and conditions specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60-day period, the Company shall not thereafter issue or sell such securities without first offering such securities to Angelo, Gordon & Co. in the manner provided in this Section 4(g). Angelo, Gordon & Co. shall purchase such securities on the date of consummation of the Future Offering. The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture, or (C) as consideration for the acquisition of a business, product or license by the Company, (iii) the issuance of Common Stock in an underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, (vi) a single issuance by the Company consisting solely of Common Stock provided that the consideration received by the Company for each such share of Common Stock issued is not less than the greater of (A) the closing price of a share of Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, on the day prior to the date of issuance of such shares and (B) the average of the closing prices on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, for the Common Stock for the 20 consecutive trading days immediately preceding the date of issuance of such shares, or (vii) a fixed-discount offering of equity securities in which the discount applied to such offering does not exceed ten percent (10%) of the Market Value of such securities. Angelo, Gordon & Co. shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

            h. Listing. The Company shall promptly use its best efforts to secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction
Documents.  The Company  shall  maintain the Common  Stock's  authorization  for

Exhibit 4.1

quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable. The Company shall promptly provide to Angelo, Gordon & Co., as agent for the Buyers, copies of any notices it receives from the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

            i. Expenses. Subject to Section 9(l), following the Initial Closing, the Company shall reimburse the Buyers for the Buyers' reasonable attorneys fees and expenses in connection with negotiating and preparing the Transaction
Documents and consummating the transactions contemplated thereby, up to an aggregate of $20,000.

            j. Filing of Form 8-K. On or before the fifteenth (15th) day following each of the Closing Dates, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

            k.    Sale Restrictions.

            (i) Prior to conversion of any or all of the Debentures or the exercise of any or all of the Warrants, without the prior written consent of the Company, no Buyer shall enter into any short position involving the Common Stock in an amount such that the aggregate short position of all Buyers exceeds the greatest of (i) 20% of the average daily trading volume of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, for the five trading days immediately preceding the date of sale, (ii) 20% of the trading volume of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, on the day prior to the date of sale; and (iii) 50,000 shares.

            (ii) Following the conversion of any or all of the Debentures or the exercise of any or all of the Warrants, without the prior written consent of the Company, no Buyer will sell at any time any Conversion Shares or Warrant Shares in an amount such that the total number of Conversion Shares and Warrant Shares sold by all Buyers exceeds the greatest of (i) 10% of the average daily trading volume of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, for the five trading days immediately preceding the date of sale; (ii) 10% of the trading volume of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, on the day prior to the date of sale; and (iii) 35,000 shares.

            l. Underwriting Lock-Up Agreements. At any time during the period beginning on and including the Initial Closing Date and ending on the date which is eighteen months after the Initial Closing Date, the Company may require that all, but not less than all, of the holders of the Debentures and the Warrants

Exhibit 4.1

agree to sign a "lock-up" agreement with the underwriters of a public offering of the Common Stock pursuant to which the holders would agree that, during the period beginning on the date designated by the Company, which date shall be not less than ten (10) days after the holders' receipt of such notice, and ending on the date which is the earlier of the closing date of such offering and sixty
(60) days after the beginning of the lock-up period as designated by the Company (the "Underwriting Lock-Up Period"), such holders would not sell any Conversion Shares issued to the holders pursuant to a Conversion Notice delivered to the Company or any Warrant Shares issued to the holders . The Company shall exercise this right by delivering written notice (the "Lock-Up Request Notice") of such request to all of the holders of the Debentures and Warrants then outstanding at least 10 days prior to the date on which the Underwriting Lock-Up Period will begin, but in no event prior to the filing of the registration statement for such proposed offering. The Lock-up Request Notice shall state (i) that the underwriters of such offering have requested that the holders of the Debentures and the Warrants enter into "lock-up" agreements, (ii) the date on which the Underwriting Lock-Up Period will begin and (iii) the name of the managing underwriters of the proposed offering. Notwithstanding the foregoing, the Company shall not be entitled to require the holders to enter into lock-up agreements unless (A) the Underwriting Lock-Up Period is not more than 60 days,
(B) the Underwriting Lock-Up Period shall terminate immediately upon the termination or abandonment or indefinite delay of the underwritten offering, (C) the managing underwriters for such proposed offering are included on the Schedule of Underwriters attached to this Agreement, (D) the preliminary prospectus for such underwritten public offering reflects a price per share to the public of not less than $10.00 per share and an aggregate gross proceeds to the Company of at least $20,000,000, (E) there has been no other Underwriting Lock-Up Period in the 365 days prior to the date of the Lock-Up Request Notice, and (F) there has been no Grace Period (as defined in the Registration Rights Agreement) during the period beginning on and including the date which is ten days prior to the filing of the registration statement for the proposed offering and ending on and including the first day of the Underwriting Lock-Up Period. If the Company delivers a Lock-Up Request Notice and the underwritten public offering is not consummated within 90 days of the first day of the Underwriting Lock-Up Period and such failure to consummate the offering is due to any action of the Company or any failure of the Company to act, then the Company may not require any additional Underwriting Lock-Up Period pursuant to this Section 4(l).

      5.    TRANSFER AGENT INSTRUCTIONS.
            ----------------------------

            The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for (i) the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures in accordance with the terms and conditions of the Transaction Documents and (ii) the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants in accordance with the terms and conditions of the Transaction Documents (the "Irrevocable Transfer Agent Instructions"). Prior to

Exhibit 4.1

registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that, except as set forth in the Transaction Documents, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to
Section 2(f) (prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares or the Warrant Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations arising under this Section 5 will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
         -----------------------------------------------

            a. Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Debentures and Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with written notice thereof:

            (i) Such Buyer shall have executed each of the Transaction Documents (other than the Debentures and the Warrants) and delivered the same to the Company.

            (ii) Such Buyer shall have delivered to the Company the Purchase Price for the Debentures and Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iii) The representations and warranties of such Buyer in this Agreement shall be true and correct in all material respects as of the

Exhibit 4.1

      date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a fixed date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

            (iv) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

            (v) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

            b. Put Closing Date. The obligation of the Company hereunder to issue and sell the Put Debentures and Put Warrants to each Buyer at the Put Closing is subject to the Company's delivery of the Put Notice and the satisfaction, at or before the Put Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with written notice thereof:

            (i) Such Buyer shall have delivered to the Company the Purchase Price for the Put Debentures and Put Warrants being purchased by such Buyer at the Put Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (ii) The representations and warranties of such Buyer in this Agreement shall be true and correct in all material respects as of the date when made and as of the Put Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Put Closing Date.

            (iii) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

Exhibit 4.1

            (iv) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
         --------------------------------------------------

            a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Debentures and Initial Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with written notice thereof:

            (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

            (ii) The Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable; trading in the Common Stock issuable upon conversion of the Initial Debentures and upon exercise of the Initial Warrants, which are to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, shall not have been suspended by the SEC or The Nasdaq Stock Market, Inc.; and all of the Conversion Shares issuable upon conversion of the Initial Debentures, and all of the Warrant Shares issuable upon exercise of the Initial Warrants, to be sold at the Initial Closing shall be listed upon the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable.

            (iii) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Initial Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c).

            (iv) Such Buyer shall have received the opinion of the Company's counsel dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

Exhibit 4.1


            (v) The Company shall have executed and delivered to such Buyer the Debentures and the Warrants (in such denominations as such Buyer shall request) being purchased by such Buyer at the Initial Closing.

            (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) (the "Resolutions").

            (vii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion of the then outstanding Debentures and upon exercise of the then outstanding Warrants, including for such purposes any Debentures and any Warrants to be issued at such Closing.

            (viii) The Company shall have delivered to such Buyer a certificate evidencing the status of the Company and the incorporation and good standing of each subsidiary of the Company in such corporation's jurisdiction of incorporation issued by the Ministry of Consumer and Commercial Relations (Ontario), with respect to the Company, and the Secretary of State of the State of Nevada, with respect to the subsidiaries of the Company, as of a date within 10 days of the Initial Closing.

            (ix) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (a) the Resolutions, (b) the Articles of Incorporation and (c) Bylaws, each as in effect at the Initial Closing.

            (x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

            (xi) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

            (xii) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

            b. Put Closing Date. The obligation of each Buyer hereunder to purchase the Put Debentures and the Put Warrants at the Put Closing is subject to receipt of the Put Notice and the satisfaction, at or before the Put Closing

Exhibit 4.1

Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with written notice thereof:

            (i) The Company shall have complied with the requirements of Section l(c) and all of the Put Notice Conditions set forth in Section l(d) shall have been satisfied.

            (ii) The Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable; trading in the Common Stock issuable upon conversion of the Put Debentures and upon exercise of the Put Warrants, which are to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, shall not have been suspended by the SEC or The Nasdaq Stock Market, Inc.; and all of the Conversion Shares issuable upon conversion of the Put Debentures, and all of the Warrant Shares issuable upon exercise of the Put Warrants, to be sold at the Put Closing shall be listed upon the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable.

            (iii) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Put Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Put Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Put Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Put Closing Date regarding the representation contained in Section 3(c).

            (iv) Such Buyer shall have received the opinion of the Company's counsel dated as of the Put Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

            (v) The Company shall have executed and delivered to such Buyer the Put Debentures and the Put Warrants (in such denominations as such Buyer shall request) being purchased by such Buyer at the Put Closing.

            (vi) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

Exhibit 4.1

            (vii) As of the Put Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion of the then outstanding Debentures and upon exercise of the then outstanding Warrants, including for such purposes any Debentures and any Warrants to be issued at such Put Closing.

            (viii) The Company shall have delivered to such Buyer a certificate evidencing the status of the Company and the incorporation and good standing of each subsidiary of the Company in such corporation's jurisdiction of incorporation issued by the Ministry of Consumer and Commercial Relations (Ontario), with respect to the Company, and the Secretary of State of the State of Nevada, with respect to the subsidiaries  of the  Company,  as of a date  within  10  days  of the Put
      Closing.

            (ix) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (a) the Resolutions, (b) the Articles of Incorporation and (c) Bylaws, each as in effect at the Put Closing.

            (x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

            (xi) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

            (xii) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

      8.    INDEMNIFICATION.
            ----------------

            a. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer
Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in

Exhibit 4.1

connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Buyer Indemnified Liabilities"), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

            b. In consideration of the Company's execution and delivery of the Transaction Documents and in addition to the other obligations of the Buyers under the Transaction Documents, each of the Buyers severally, and not jointly (the "Responsible Buyer"), shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Company Indemnified Liabilities"), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Responsible Buyer(s) in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, (b) any breach of any covenant, agreement or obligation of the Responsible Buyer(s) contained in the Transaction Documents or any certificate, instrument or document delivered pursuant thereto, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee and arising out of or resulting from the status of such Responsible Buyer(s) or holder of the Securities as an investor in the Company; provided, however, that in no case shall the Responsible Buyer(s) be liable or responsible for any amount in excess of the principal amount of Debentures purchased by it as set forth opposite such Buyer's name on the Schedule of Buyers. To the extent that the foregoing undertaking by the Buyers may be unenforceable for any reason, the Responsible Buyer(s) shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law; provided, however, that in no case shall any Buyer be liable or responsible for any amount in excess of the principal amount of Debentures purchased by it as set forth opposite such Buyer's name on the Schedule of Buyers.

Exhibit 4.1

      9.    GOVERNING LAW; MISCELLANEOUS.
            -----------------------------

            a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between or among the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and the Transaction Documents contain the entire understanding of the parties with respect to the matters covered therein and, except as specifically set forth therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in

Exhibit 4.1

writing signed by the Company and the holders of at least two-thirds (2/3) of the Debentures then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

                  Altair International Inc.
                  230 South Rock Boulevard, Suite 21
                  Reno, Nevada  89502
                  Telephone:  702-857-1966
                  Facsimile:  702-857-1920
                  Attention:  Chief Financial Officer

      With  copies to:

                  Altair International Inc.
                  1725 Sheridan Avenue, Suite 140
                  Cody, Wyoming  82414
                  Telephone:  307-587-8245
                  Facsimile:  307-587-8357
                  Attention:  Dr. William P. Long

            and

                  Parr Waddoups Brown Gee & Loveless, P.C.
                  185 South State Street, Suite 1300
                  Salt Lake City, Utah  84111
                  Telephone:  801-532-7840
                  Facsimile:  801-532-7750
                  Attention:  Brian G. Lloyd, Esq.

      If to the Transfer Agent:

Exhibit 4.1

                  Equity Transfer Services
                  120 Adelaide Street West, Suite 800
                  Toronto, Ontario, Canada  M5H 3V1
                  Telephone:  (416) 361-0152
                  Facsimile:  (416) 361-0470
                  Attention:  Peter Lindemann

      If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

      Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number or person to whose attention notices shall be given.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Debentures or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Debentures then outstanding. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that a Buyer may assign some or all of its rights hereunder to an "affiliate" of such Buyer (as such term is defined in the 1934 Act), without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary, Angelo, Gordon & Co. shall not, without the prior written consent of the Company, assign or transfer any of its rights under
Section 4(g).

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Publicity. The Company and one representative selected by the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations

Exhibit 4.1

(although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            k. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. Termination. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(i) above.

            m. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires: (a) words in the singular include the plural and in the plural include the singular; (b) "or" is disjunctive but not exclusive; (c) "including" means "including, without limitation,"; (d) masculine pronouns include the feminine pronouns and feminine pronouns include the masculine pronouns; and all references herein to Sections or Exhibits are references to Sections of or Exhibits to this Agreement unless otherwise specified.

Exhibit 4.1

      IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                            BUYERS:

ALTAIR INTERNATIONAL INC.           LEONARDO, L.P.
                                    By:  Angelo, Gordon & Co., L.P.
                                    Its:  General Partner


By:_____________________________    By:_________________________________________
Name:___________________________          Name: Michael L. Gordon
Its:____________________________          Its:  Chief Operating Officer


                                    GAM ARBITRAGE INVESTMENTS, INC.
                                    By:  Angelo, Gordon & Co., L.P.
                                    Its:  Investment Advisor


                                    By:_________________________________________
                                          Name:  Michael L. Gordon
                                          Its:  Chief Operating Officer


                                    AG SUPER FUND INTERNATIONAL
                                          PARTNERS, L.P.
                                    By:  Angelo, Gordon & Co., L.P.
                                    Its:  General Partner


                                    By:_________________________________________
                                          Name:  Michael L. Gordon
                                          Its:  Chief Operating Officer


                                    RAPHAEL, L.P.


                                    By:_________________________________________
                                          Name:  Michael L. Gordon
                                          Its:  Chief Operating Officer

Exhibit 4.1



                                    RAMIUS FUND, LTD.
                                    By:  AG Ramius Partners, L.L.C.
                                    Its:  Investment Advisor


                                    By:_________________________________________
                                          Name:  Michael L. Gordon
                                          Its:  Managing Officer


                                    BALDWIN ENTERPRISES, INC.
                                    By:  AG Ramius Partners, L.L.C.
                                    Its:  Investment Advisor


                                    By:_________________________________________
                                          Name:  Michael L. Gordon
                                          Its:  Managing Officer

Exhibit 4.1

                                    SCHEDULE OF BUYERS



                                                            Principal
                                                             Amount
                             Investor Address               of Initial        Investor's Representatives' Address
  Investor Name            and Facsimile Number             Debenture                and Facsimile Number

Leonardo, L.P.           c/o Angelo, Gordon & Co., L.P.     $3,000,000        Angelo, Gordon & Co., L.P.
                         245 Park Avenue - 26th Floor                         245 Park Avenue - 26th Floor
                         New York, New York  10167                            New York, New York  10167
                         Attn:  Gary Wolf                                     Attn:  Gary Wolf
                         Facsimile:  212-867-6449                             Facsimile:  212-867-6449

GAM Arbitrage            c/o Angelo, Gordon & Co., L.P.     $ 300,000         Angelo, Gordon & Co., L.P.
Investments, Inc.        245 Park Avenue - 26th Floor                         245 Park Avenue - 26th Floor
                         New York, New York  10167                            New York, New York  10167
                         Attn:  Gary Wolf                                     Attn:  Gary Wolf
                         Facsimile:  212-867-6449                             Facsimile:  212-867-6449

AG Super Fund            c/o Angelo, Gordon & Co., L.P.     $ 300,000
International Partners,  245 Park Avenue - 26th Floor
L.P.                     New York, New York  10167
                         Attn:  Gary Wolf
                         Facsimile:  212-867-6449

Raphael, L.P.            c/o Angelo, Gordon & Co., L.P.     $ 300,000         c/o Angelo, Gordon & Co., L.P.
                         245 Park Avenue - 26th Floor                         245 Park Avenue - 26th Floor
                         New York, New York  10167                            New York, New York  10167
                         Attn:  Gary Wolf                                     Attn:  Gary Wolf
                         Facsimile:  212-867-6449                             Facsimile:  212-867-6449

Ramius Fund, Ltd.        c/o Angelo, Gordon & Co., L.P.     $ 500,000         c/o Angelo, Gordon & Co., L.P.
                         245 Park Avenue - 26th Floor                         245 Park Avenue - 26th Floor
                         New York, New York  10167                            New York, New York  10167
                         Attn:  Gary Wolf                                     Attn:  Gary Wolf
                         Facsimile:  212-867-6449                             Facsimile:  212-867-6449

Baldwin Enterprises,     c/o Angelo, Gordon & Co., L.P.     $ 600,000         c/o Angelo, Gordon & Co., L.P.
Inc.                     245 Park Avenue - 26th Floor                         245 Park Avenue - 26th Floor
                         New York, New York  10167                            New York, New York  10167
                         Attn:  Gary Wolf                                     Attn:  Gary Wolf
                         Facsimile:  212-867-6449                             Facsimile:  212-867-6449
======================================================================================================


Exhibit 4.1

                           SCHEDULE OF UNDERWRITERS


A.G. Edwards & Sons Inc.
Bancamerica Robertson Stephens
BT Alex Brown
Cowen & Co.
Cruttendon Roth Incorporated
CS First Boston
Dain Bosworth Incorporated
Deutsche Morgan Grenfell
Donaldson Lufkin & Jenrette Securities Corporation
Fahnestock & Co., Inc.
Furman Selz Incorporated
Genesis Merchant Securities
Goldman Sachs & Co.
Hambrecht & Quist
Invermed Associates
J.P. Morgan & Company
Lehman Brothers Inc.
Merrill Lynch & Co.
NationsBank Montgomery Securities
Morgan Stanley, Dean Witter, Discover & Co.
Needham & Company, Inc.
Oppenheimer & Co.
Pacific Growth Equities Inc.
Paine Webber
Piper Jaffray Inc.
Prudential Securities Incorporated
Punk Ziegel & Knoll
Raymond James & Associates, Inc.
SBC Warburg/Dillon Read
Smith Barney Salomon
UBS Securities, Inc.
Vector Securities
Wedbush Morgan Securities

Exhibit 4.1

                                 Schedule 3(a)
                                 Subsidiaries


1)   Fine Gold Recovery Systems, Inc., a Nevada corporation.

2)   Mineral Recovery Systems, Inc., a Nevada corporation.

Exhibit 4.1

                                 Schedule 3(c)
                                Capitalization


1) Altair International, Inc. Stock Option Plan, provides for issuance of 2,500,000 Altair common shares. See Form S-8, filed July 11, 1997, for Option Plan details. As of 17 December 1997, 882,500 shares granted under the plan remained unexercised, and 553,000 shares remained for granting under the Plan.

2) Notes payable as of September 30, 1997, including both principal and accrued interest totaled $257,543.

Exhibit 4.1

                                 Schedule 3(e)
                                 No Conflicts


1) Application to list additional shares on NASDAQ Small Cap Market or NASDAQ National Market, as applicable, will be filed following execution of the Transaction Documents.


                                 Schedule 3(f)

                           ALTAIR INTERNATIONAL INC.
                          CONSOLIDATED BALANCE SHEETS
                     (Expressed in United States Dollars)


                                                            September 30,  December 31,
                                                                1997          1996
                                                             (unaudited)   (audited)
                                                            -------------  ----------

                                             ASSETS

Current
  Cash and term deposits                                     $ 2,953,241   $ 3,270,161
  Advances and accounts receivable                                60,024        13,556
                                                             -----------   -----------
                                                               3,013,265     3,283,717

Capital
  Office equipment, vehicles, testing and mining
   equipment.  (Cost, net of amortization)                       455,744       257,018

Centrifugal jig patents and related expenditures
  (Cost, net of amortization)                                  3,967,856     4,365,064

Mineral properties and related deferred
  exploration expenditures                                       456,204       126,302

Goodwill, net                                                     10,789        10,789
                                                             -----------   -----------
                                                             $ 7,903,858   $ 8,042,890
                                                             ===========   ===========

                                          LIABILITIES

Current
  Accounts payable and accrued liabilities                   $   162,773   $   155,729
  Current portion of notes payable                                             153,036
                                                             -----------   -----------
                                                                 162,773       308,765

Notes payable                                                    257,543       269,685
                                                             -----------   -----------
                                                                 420,316       578,450
                                                             -----------   -----------

                                      SHAREHOLDERS' EQUITY

Capital stock issued
  15,233,245 common shares at September 30,                   12,779,254    11,421,004
  1997; 14,686,296 shares at December 31, 1996
                                                             -----------   -----------

Deficit
  Balance, beginning of period                                 3,956,564     3,347,808
  Net loss for period                                          1,339,148       608,756
                                                             -----------   -----------

  Balance, end of period                                       5,295,712     3,956,564
                                                             -----------   -----------

Total Shareholders' Equity                                     7,483,542     7,464,440
                                                             -----------   -----------

                                                             $ 7,903,858   $ 8,042,890
                                                             ===========   ===========


Exhibit 4.1

                                 Schedule 3(g)
                          Absence of Certain Changes


None.

Exhibit 4.1

                                 Schedule 3(h)
                             Absence of Litigation


1) Fine Gold Recovery Systems, Inc. (Plaintiff), versus Micron Science, Inc. and Morton P. McCleod (Defendants) filed December 6, 1996, in the Second Judicial District Court of the State of Nevada.

Exhibit 4.1

                                 Schedule 3(n)
                         Intellectual Property Rights


None.

Exhibit 4.1

                                 Schedule 3(p)
                                     Title


None.

Exhibit 4.1

                                 Schedule 3(s)
                              Compliance With Law


None.

Exhibit 4.1

                                 Schedule 3(v)
                                  Tax Status


None.

Exhibit 4.1

                                 Schedule 4(d)
                                Use of Proceeds


Asset Acquisitions                                                  $4,000,000

Camden Project Development and
     Additional Tennessee Lease Positions                           $3,000,000

Corporate Expansion and Working Capital                             $2,200,000

Transaction Costs                                                   $  800,000
                                                                    ----------

      Total                                                        $10,000,000